EXHIBIT 99.1

Report From The President

DATE:	August 15, 2024

FEDERAL HOME LOAN BANK OF NEW YORK

DECLARES A 9.50% DIVIDEND FOR THE SECOND QUARTER OF 2024

I am pleased to announce that, on August 15, 2024, our Board of Directors approved a dividend for the second quarter of 2024 of 9.50% (annualized).  The dividend proceeds will be distributed to FHLBNY member financial institutions on August 16, 2024.

Throughout the first half of the year, the Federal Home Loan Bank of New York continued to execute on our foundational liquidity mission, providing stable, on-demand funding to our members to help facilitate the flow of credit to households, communities and small businesses across our region.  Our members’ investment in our cooperative is a key contributor to both our ability to deliver on our mission and our overall stability, and our quarterly dividend is both a return on this investment and a reflection of the strength of our franchise.

We filed our Form 10-Q for the second quarter of 2024 with the U.S. Securities and Exchange Commission on August 8, 2024.

Sincerely,

José R. González

President and CEO

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the Risk Factors set forth in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC, as well as regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

FEDERAL HOME LOAN BANK OF NEW YORK • 101 PARK AVENUE • NEW YORK, NY 10178 • T: 212.681.6000 • WWW.FHLBNY.COM